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                                                                    EXHIBIT 23.5

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements of Liberate Technologies on Form S-8 (Registration No. 333-84411, filed on August 3, 1999) and Form S-8 (Registration No. 333-39904, filed June 22,
2000) of our report dated March 23, 2000, with respect to the financial statements of MoreCom, Inc. included in the Current Report on Form 8-K/A of Liberate Technologies dated July 14, 2000.


                                                     /s/  Ernst & Young LLP


Philadelphia, Pennsylvania
July 14, 2000